Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Daryl English, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer) of Purio Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-KSB of Purio Inc. for the period ended November 30, 2007 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Purio Inc.

Dated: March 14, 2008

/s/ Daryl English
Daryl English
President, Chief Executive Officer, Chief
Financial Officer, Principal Accounting Officer,
Secretary and Treasurer
(Principal Executive Officer,
Principal Financial Officer and
Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Purio Inc. and will be retained by Purio Inc. and furnished to the Securities and Exchange Commission or its staff upon request.